SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C.  20549




                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  November 5, 1996


                       TRI-VALLEY CORPORATION
     (Exact name of registrant as specified in its charter)


         DELAWARE               2-67096         84-0617433
(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)  Identification No.)


 230 South Montclair Street, Suite 101 Bakersfield, CA  93309

  (Address of principal executive office)           (Zip code)


Registrant's telephone number, including area code: (805)  837-9300

ITEM 3  DISMISSAL FROM CHAPTER 11



     On October 11, 1996, the Honorable Judge Brett Dorian announced that he would dismiss Tri-Valley Corporation and its wholly owned subsidiary, Tri-Valley Oil & Gas Co. from Chapter 11, subject to escrowing of funds for administrative costs and proof that remaining undisputed, unsecured claims are paid.
     On October 31, 1996 the Honorable Brett Dorian, United States Bankruptcy Judge, signed the Order for Dismissal (copy attached).

     All secured and undisputed creditors were paid in full, in cash, and the Company is essentially debt free with its producing reserves intact and unencumbered with a strong capital formation program in place.




                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TRI-VALLEY CORPORATION
                              (registrant)





                         F. Lynn Blystone
                         President and CEO



11/5/96
        (Date)